Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [            ], 2012, by and among (i) MEI Pharma, Inc., a Delaware corporation (the “Company”), (ii) S*BIO Pte Ltd., a Singapore private limited company (the “Initial Holder”), and (iii) each person or entity that subsequently becomes a party to this Agreement pursuant to, and in accordance with, the provisions of Section 12 hereof (collectively, the “Holder Permitted Transferees,” and each individually, a “Holder Permitted Transferee”).

WHEREAS, pursuant to the terms and conditions set forth in that certain Asset Purchase Agreement, dated of even date herewith, between the Company and the Initial Holder (the “Asset Purchase Agreement”), the Initial Holder has agreed to sell to the Company, and the Company has agreed to purchase from the Initial Holder, certain assets and assume from the Initial Holder certain liabilities in exchange for consideration payable in (i) cash and (ii) shares of the Company’s Common Stock, par value $0.00000002 per share (the “Company Common Stock”), all upon the terms and conditions set forth in the Asset Purchase Agreement.

WHEREAS, the terms of the Asset Purchase Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder for the Company and the Initial Holder to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Definitions. The following terms shall have the meanings provided therefor below or elsewhere in this Agreement as described below:

“Agreement” has the meaning set forth in the Preamble.

“Asset Purchase Agreement” has the meaning set forth in the Preamble.

“Blackout Period” has the meaning set forth in Section 4.1.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York are authorized or obligated by law or executive order to close.

“Closing” and “Closing Date” have the meanings set forth in the Asset Purchase Agreement.

“Company” has the meaning set forth in the Preamble.

“Company Common Stock” has the meaning set forth in the Preamble.

“Confidential Information” has the meaning set forth in Section 13.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Holder Indemnified Person” has the meaning set forth in Section 9.1.

“Holder Permitted Transferee” and “Holder Permitted Transferees” have the meanings set forth in the Preamble.

“Holders” means, collectively, the Initial Holder and the Holder Permitted Transferees; provided, however, that the term “Holders” shall not include the Initial Holder or any of the Holder Permitted Transferees if such Holder ceases to own or hold any Company Common Stock.

“Initial Holder” has the meaning set forth in the Preamble.

“Loss” has the meaning set forth in Section 9.1.

“Mandatory Registration Termination Date” has the meaning set forth in Section 3.2.

“Majority Holders” means, at the relevant time of reference thereto, those Holders holding more than fifty percent (50%) of the Registrable Shares held by all of the Holders.

“Qualifying Holder” has the meaning set forth in Section 12.

“Registrable Shares” means any shares of Company Common Stock issued or issuable pursuant to the Asset Purchase Agreement.

“Registration Statement” has the meaning set forth in Section 3.1.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Suspension Period” has the meaning set forth in Section 11.

2. Effectiveness; Termination. This Agreement shall become effective and legally binding only if the Closing occurs. This Agreement shall terminate and be of no further force and effect, automatically and without any action being required of any party hereto, upon the termination of the Asset Purchase Agreement.

3. Mandatory Registration.

3.1. Within thirty (30) calendar days after the Closing Date, the Company will prepare and file with the SEC a registration statement on Form S-3, or any other available form if the Company is not eligible to use Form S-3, covering the resale by the Holders of all of the

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Registrable Shares in an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Registration Statement”). The Company agrees to use commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable after the filing thereof, and in no event later than ninety (90) calendar days following the Closing Date.

3.2. The Company will use commercially reasonable efforts to keep the Registration Statement effective until such date that is the earlier of (i) the date as of which all of the Holders may sell all of the Registrable Shares to the public without restriction pursuant to Rule 144(b)(1) (or the successor rule thereto) promulgated under the Securities Act, (ii) the date when all of the Registrable Shares registered thereunder shall have been sold pursuant to the Registration Statement or Rule 144, or (iii) the one-year anniversary of the Closing Date (such date is referred to herein as the “Mandatory Registration Termination Date”). Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Holders shall have no further right to offer or sell any of the Registrable Shares pursuant to the Registration Statement (or any prospectus relating thereto). The offer and sale of the Registrable Shares pursuant to the Registration Statement shall not be underwritten.

3.3. The Company shall not, and shall not agree to, allow the holders of any securities of the Company, other than holders of the Registrable Shares, to include any of their securities in the Registration Statement under Section 3.1 hereof or any amendment or supplement thereto without the consent of the Majority Holders. In addition, the Company shall not offer any securities for its own account or the account of others in the Registration Statement under Section 3.1 hereof or any amendment or supplement thereto without the consent of the Majority Holders; provided, however, that the Company at all times reserves the right to provide registration rights, pursuant to a separate registration statement, to the holders of any securities of the Company.

4. Filings, Etc.

4.1. The Company shall prepare and file the Registration Statement as required pursuant to Section 3.1 hereof, and shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, and in no event later than ninety (90) calendar days following the Closing Date. The Company shall notify the Holders by facsimile or e-mail (as provided by Holders) as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective and shall simultaneously provide the Holders with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

5. Obligations of the Company. In connection with the Company’s obligations under Sections 3 and 4 hereof to file the Registration Statement with the SEC and to use commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable, the Company shall, as expeditiously as reasonably possible:

5.1. Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by the Registration Statement;

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5.2. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 5.1 above) as the Holders may reasonably request in order to facilitate the disposition of such Holders’ Registrable Shares;

5.3. Notify the Holders, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, the Company will promptly prepare (and, when completed, give notice to each Holder) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; upon such notification by the Company, the Holders will not offer or sell Registrable Shares until the Company has notified the Holders that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to the Holders (it being understood and agreed by the Company that the foregoing clause shall in no way diminish or otherwise impair the Company’s obligation to promptly prepare a prospectus amendment or supplement as above provided in this Section 5.3 and deliver copies of same as above provided in Section 5.2 hereof);

5.4. Promptly respond to any and all comments received from the SEC, with a view towards causing the Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable, and, subject to the Company’s obligation to promptly prepare a prospectus amendment or supplement as provided in Section 5.3, file an acceleration request as soon as practicable, but no later than five (5) business days, following the resolution or clearance of all SEC comments or, if applicable, notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review;

5.5. Use commercially reasonable efforts to register and qualify the Registrable Shares covered by the Registration Statement under such other securities or Blue Sky laws of such states where such registration and/or qualification is required as shall be reasonably requested by a Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and provided further that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which any of such Registrable Shares shall be qualified shall require that expenses incurred in connection with the qualification therein of any such Registrable Shares be borne by the Holders, then the Holders shall, to the extent required by such jurisdiction, pay their pro rata share of such qualification expenses;

5.6. Subject to the terms and conditions of this Agreement, use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction in the United States, and (ii) if such an order or suspension is issued, obtain the withdrawal of such order or suspension at the earliest practicable

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moment and notify each holder of Registrable Shares of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose;

5.7. Permit a single firm of counsel designated by the Holders to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof), at Holders’ own cost, a reasonable period of time prior to their filing with the SEC (not less than five (5) business days) and use commercially reasonable efforts to reflect in such documents any comments as such counsel may reasonably propose (so long as such comments are provided to the Company at least (2) business days prior to the expected filing date) and will not request acceleration of such Registration Statement without prior notice to such counsel;

5.8. Use commercially reasonable efforts to cause all the Registrable Shares covered by the Registration Statement to be listed on the NASDAQ Capital Market, or such other securities exchange on which the Company’s common stock is then listed; and

5.9. Comply with all requirements of the Financial Industry Regulatory Authority, Inc. with regard to the issuance of the Registrable Shares and the listing thereof on the NASDAQ Capital Market, and engage a transfer agent and registrar to maintain the Company’s stock ledger for all Registrable Shares covered by the Registration Statement not later than the effective date of the Registration Statement.

6. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holders shall furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement. Each Holder shall promptly notify the Company of any changes in the information furnished to the Company.

7. Expenses of Registration. All expenses incurred by the Company in connection with the registration of the Registrable Shares pursuant to this Agreement, including, without limitation, all registration and qualification and filing fees, printing, and fees and disbursements of counsel for the Company, shall be borne by the Company. Any expenses incurred by a Holder, including, without limitation, fees and disbursements of counsel for such Holder or any brokerage and other selling commissions and discounts, shall be borne by such Holder.

8. Delay of Registration. The Holders shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement. In the event such a delay occurs, the dates by which the Registration Statement is required to be filed and become effective pursuant to this Agreement shall be extended by the same number of days of such delay.

9. Indemnification.

9.1. The Company will indemnify and hold harmless each Holder and each person who controls each Holder within the meaning of the Securities Act or the Exchange Act, if any (in each case, a “Holder Indemnified Person”), against any loss, claim, damage or liability

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(“Loss”), to which such Holder Indemnified Person may become subject under the Securities Act or otherwise, insofar as such Loss arises out of or is based upon (i) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this Section 9.1 shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the Registration Statement, any preliminary prospectus or final prospectus relating thereto or any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished expressly for use in connection with the Registration Statement or any such preliminary prospectus or final prospectus by a Holder, any underwriter for such Holder or controlling person with respect to such Holder, or any breach by any Holder of this Agreement or the Asset Purchase Agreement, related to the failure of such Holder to comply with the covenants and agreements contained in this Agreement or the Asset Purchase Agreement respecting sales of the Company Common Stock.

9.2. Each Holder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, and all other Holders against any Loss to which the Company or any such director, officer, controlling person, or such other Holder may become subject to, under the Securities Act or otherwise, insofar as such Loss arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement or any preliminary prospectus or final prospectus, relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with the Registration Statement, or any preliminary prospectus or final prospectus; and provided, further, however, that the indemnity agreement contained in this Section 9.2 shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of those Holder(s) against which the request for indemnity is being made.

9.3. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other

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indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the indemnifying parties and the indemnified parties. In the event that the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense, provided, however, that the counsel for the indemnifying party shall act as lead counsel in all matters pertaining to such defense or settlement of such claim. The failure to notify an indemnifying party promptly of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 9, except to the extent the indemnifying party is actually prejudiced in its ability to defend such action.

9.4. If the indemnification provided for in this Section 9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Loss referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such Loss as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

10. Reports Under The Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holders to sell the Company Common Stock to the public without registration until the Mandatory Registration Termination Date, the Company agrees to use commercially reasonable efforts: (i) to make and keep public information available as those terms are understood in Rule 144, (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act, (iii) as long as any Holder owns any Company Common Stock, to furnish in writing upon such Holder’s request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and (iv) to furnish such other information as may be reasonably requested to permit the Holders to sell Registrable Shares pursuant to Rule 144 without registration.

11. Suspension. Notwithstanding anything in this Agreement to the contrary, if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that the Board has made the good faith determination (i) that continued use by the Holders of the Registration Statement for purposes of effecting offers or sales of Registrable Shares pursuant thereto would require, under the Securities Act, premature disclosure in the Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and (iii) that it is therefore essential to suspend the use by the

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Holders of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto, then the right of the Holders to use the Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto shall be suspended for a period (the “Suspension Period”) of not more than forty-five (45) days after delivery by the Company of the certificate referred to above in this Section 11; provided that the Company shall be entitled to no more than two (2) such Suspension Periods during any twelve (12) month period. During the Suspension Period, none of the Holders shall offer or sell any Registrable Shares pursuant to or in reliance upon the Registration Statement (or the prospectus relating thereto). The Company shall use commercially reasonable efforts to terminate any Suspension Period as promptly as practicable.

12. Transfer of Registration Rights. None of the rights of any Holder under this Agreement shall be transferred or assigned to any person unless (i) such person is a Qualifying Holder (as defined below), and (ii) such person agrees to become a party to, and bound by, all of the terms and conditions of, this Agreement by duly executing and delivering to the Company an Instrument of Adherence in the form attached as Exhibit A hereto. For purposes of this Section 12, the term “Qualifying Holder” shall mean, with respect to any Holder, (a) any corporation, partnership controlling, controlled by, or under common control with, such Holder or any partner thereof, or (b) any other direct transferee from such Holder of at least 25% of those Registrable Shares held by such Holder. None of the rights of any Holder under this Agreement shall be transferred or assigned to any Person (including, without limitation, a Qualifying Holder) that acquires Registrable Shares in the event that and to the extent that such Person is eligible to immediately resell such Registrable Shares pursuant to Rule 144(b)(1) of the Securities Act or any other exemption from the registration provisions of the Securities Act. After any transfer in accordance with this Section 12, the rights and obligations of a Holder as to any transferred Registrable Shares shall be the rights and obligations of the Holder Permitted Transferee holding such Registrable Shares.

13. Confidentiality of Records. Each Holder agrees not to disclose any material non-public information provided by the Company in connection with a registration (including, without limitation, the contemplated filing and timing of filing of a Registration Statement).

14. Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and it also supersedes any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

15. Miscellaneous.

15.1. This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Majority Holders and the Company.

15.2. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, provided that the terms and conditions of Section 12 hereof are satisfied.

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15.3. This Agreement shall be binding upon and inure to the benefit of any transferee of any of the Company Common Stock provided that the terms and conditions of Section 12 hereof are satisfied. Notwithstanding anything in this Agreement to the contrary, if at any time any Holder shall cease to own any Company Common Stock, all of such Holder’s rights under this Agreement shall immediately terminate.

15.4. All notices and communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by facsimile or email, provided that the facsimile or email is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

If to the Company:

MEI Pharma, Inc.

11975 El Camino Real, Suite 101

San Diego, California 92130

USA

Attention: Chief Executive Officer

Telephone: (858) 792-6300

Facsimile: (858) 792-5406

Email: dgold@meipharma.com

With a copy to:

Morgan, Lewis & Bockius LLP

101 Park Avenue, 40th Floor

New York, NY 10178

USA

Attention: Steven A. Navarro

Telephone: +1 (212) 309-6147

Fax: +1 (212) 309-6001

IF TO THE INITIAL HOLDER:

S*BIO Pte Ltd.

c/o EDBI

250 North Bridge Rd #28-00 Raffles City Tower

Singapore 179101

Telephone: +65 6832 6326

Facsimile: +65 6832 6838

Email: hengtong@edbi.com

Attention: Heng Tong Choo

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with a copy to:

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

USA

Telephone: +1 (858) 550-6000

Facsimile: +1 (858) 550-6420

Email: adamsjk@cooley.com

Attention: Jane K. Adams

15.5. Any person may change the address to which correspondence to it is to be addressed by notification as provided for herein.

15.6. The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and each of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction, without the necessity of showing economic loss and without any bond or other security being required.

15.7. This Agreement may be executed in a number of counterparts, any of which together shall for all purposes constitute one Agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.

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IN WITNESS WHEREOF, each Holder and the Company have caused their respective signature pages to this Registration Rights Agreement to be duly executed as of the day and year first above written.

MEI PHARMA, INC.

Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each Holder and the Company have caused their respective signature pages to this Registration Rights Agreement to be duly executed as of the day and year first above written.

S*BIO PTE LTD.

Name:
Title:

[Signature Page to Registration Rights Agreement]

Instrument of Adherence

Reference is hereby made to that certain Registration Rights Agreement, dated as of [            ], 2012, among MEI Pharma, Inc., a Delaware corporation (the “Company”), the Initial Holder and the Holder Permitted Transferees, as amended and in effect from time to time (the “Registration Rights Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

The undersigned, in order to become the owner or holder of [            ] shares of the Company’s Common Stock, par value $0.00000002 per share, hereby agrees that, from and after the date hereof, the undersigned has become a party to the Registration Rights Agreement in the capacity of a Holder Permitted Transferee, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Registration Rights Agreement that are applicable to Holder Permitted Transferees. The notice information for purposes of the Registration Rights Agreement is provided below. This Instrument of Adherence shall take effect and shall become a part of the Registration Rights Agreement immediately upon execution.

Executed as of the date set forth below under the laws of New York.

[NAME OF HOLDER]

By:
Name:
Title:
Date:

Address for notice:

Telephone:
Facsimile:
Email:

Accepted:

MEI PHARMA, INC.

By:
Name:
Title:
Date: